Exhibit 99.1

                 , 2006

To our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of Burlington Resources Inc. (the “Company”) to be held at 9:00 a.m., local time, on March 30, 2006, in the Ambassador Room at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas. Detailed information about the meeting is contained in the accompanying Notice of Special Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. The Company has Internet and telephone voting options for your convenience. We ask that you vote as soon as possible, by using either the Internet or telephone options or by signing and returning your proxy by mail in the envelope provided.

Sincerely,

Bobby S. Shackouls
Chairman of the Board,
President and Chief Executive Officer

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

BURLINGTON RESOURCES INC. SPECIAL MEETING OF STOCKHOLDERS

                 , 2006

The undersigned hereby appoints Bobby S. Shackouls and L. David Hanower, and each or either of them, with full power of substitution, as the proxy or the proxies (the “Proxies”) of the undersigned to represent and vote, as designated, all of the shares of stock of Burlington Resources Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held in the Ambassador Room at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas on March 30, 2006 at 9:00 a.m., local time, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if present at such Special Meeting. This proxy will be voted in the manner directed on the reverse side. If no direction is given, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. Said Proxies shall have discretionary authority as to any other matters that may properly come before the meeting, in accordance with and as described in the Notice of Special Meeting of Stockholders and Proxy Statement.

SEE REVERSE SIDE	(Important-To be Signed and Dated on Reverse Side)	SEE REVERSE SIDE

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/br	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	0332

The Board of Directors recommends a vote FOR Proposal 1.				The Board of Directors recommends a vote FOR Proposal 2.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. Approval and adoption of the Agreement and Plan of Merger, dated as of December 12, 2005, by and among ConocoPhillips, Cello Acquisition Corp. and Burlington Resources Inc.	☐	☐	☐	2. Approval of an adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies.	☐	☐	☐
Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. Joint owners should each sign.

Signature:	Date:	Signature:	Date: